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                                                                     EXHIBIT 5.1
                BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                        333 WEST WACKER DRIVE, SUITE 2700
                             CHICAGO, ILLINOIS 60606
                            Telephone (312) 984-3100
                            Facsimile (312) 984-3150



                                November 30, 1999



Main Street Trust, Inc.
100 West University Avenue
Champaign, Illinois, 61820

Ladies and Gentlemen:

         We have acted as special counsel to Main Street Trust, Inc., an Illinois corporation (the "Company"), in connection with the merger of BankIllinois Financial Corporation ("BankIllinois Financial") and First Decatur Bancshares, Inc. ("First Decatur") with and into the Company, as described in the Form S-4 Registration Statement filed with the Securities and Exchange Commission (the "SEC") on November 30, 1999 (together with all amendments thereto, the "Registration Statement"). Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement. You have requested our opinion concerning certain matters in connection with the Registration Statement.

         We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

         In arriving at the opinions expressed below, we have reviewed and examined the following documents:

                  (a) the Articles of Incorporation and Bylaws of the Company;

                  (b) the Agreement and plan of Merger by and among BankIllinois Financial, First Decatur and the Company, dated August 12, 1999 (the "Merger Agreement");

                  (c) the Registration Statement, including the proxy statement-prospectus constituting a part thereof (the "Proxy
Statement-Prospectus"); and

                  (d) Resolutions of the Board of Directors of the Company relating to the merger transaction.

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BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG

Main Street Trust
November 30, 1999
Page 2

                  We call your attention to the fact that we are qualified to practice law in the State of Illinois and express no opinion concerning any law other than the General Corporation Law of the State of Delaware and the laws of the United States of America.

         Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

                  (b) The shares of the Company's common stock, $0.01 par value per share, to be issued to the stockholders of BankIllinois Financial and First Decatur as a result of the Merger, when issued by the Company pursuant to the Merger Agreement, in connection with the Merger, will be legally issued, fully paid and non-assessable shares of the Company; provided that the Merger has been consummated in accordance with the terms and conditions contained in the Registration Statement.

                  (c) Provided that the Merger has been consummated in accordance with the terms of the Merger Agreement, the Merger will qualify as a merger under the laws of the States of Delaware and Illinois.

         We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).

         We hereby consent to the use in the Proxy Statement-Prospectus which forms a part of the Registration Statement of our name, the statements with respect to us as appearing under the heading "Certain Opinions" in the Proxy Statement-Prospectus and to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Barack Ferrazzano Kirschbaum
                                       Perlman & Nagelberg

                              BARACK FERRAZZANO KIRSCHBAUM
                              PERLMAN & NAGELBERG